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                                                                  EXHIBIT 10.130
                          SECOND AMENDED AND RESTATED
                           CREDIT FACILITY AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT ("Agreement") entered into as of September 14, 1999, by FINOVA CAPITAL CORPORATION, a Delaware corporation, and BLUEGREEN CORPORATION, a Massachusetts corporation.

                                    RECITALS

         A. Lender and Borrower are parties to an Amended and Restated Credit Facility Agreement dated as of December 14, 1994, as amended by instrument dated as of April 16, 1998 ("Existing Loan Agreement").

         B. Lender and Borrower wish to amend the Existing Loan Agreement and to restate the Existing Loan Agreement in its entirety, all as more fully set forth herein.

                                   AGREEMENT

DEFINITIONS.

         As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

1.1 "Acquisition/Refinancing Advance": with respect to a Loan, an Advance of the Loan made solely for the purpose of paying, reimbursing Borrower for, or refinancing the Acquisition Cost of Real Property which is the subject of the Loan under which the Advance is made.

1.2 "Acquisition/Refinancing Cost": with respect to any Real Property, its actual purchase price, together with all reasonable and ordinary due diligence expenses incurred in connection with the acquisition of the Real Property and all reasonable and ordinary closing costs incurred in connection of the Real Property in the refinancing of such acquisition.

1.3 "Acquisition/Refinancing Loan": a Loan which is disbursed in a single Advance and is made solely for the purpose of paying, or reimbursing the Borrower under the Loan for, the Acquisition Cost of the Real Property which is the subject of such Loan.

1.4 "Advance": an advance of the proceeds of a Loan by Lender to a Borrower in accordance with the terms and conditions of this Agreement.

1.5 "Advance Formula for Acquisition/Refinancing Advance": with respect to any Real Property, an amount equal to eighty percent (80%) of the lesser of
     (a) its Acquisition Cost or (b) its Appraised Value; provided that if an appraisal is not required pursuant to paragraph 4.2(b), then the Advance Formula shall be an amount equal to eighty percent (80%) of the Acquisition Cost.



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1.6  "Affidavit of Borrower": a sworn Affidavit of Borrower (and such other parties as Lender may require) in the form of EXHIBIT G-3, to accompany a Work-Related Advance Request.

1.7 "Affiliate": with respect to any individual or entity, any other individual or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such individual or entity.

1.8 "Agreement": this Amended and Restated Credit Facility Agreement, as it may be from time to time renewed, amended, restated or replaced.

1.9 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 8.10 or such other usury law which is applicable if such usury law is not.

1.10 "Appraised Value": with respect to any Real Property, its fair market value as reported in the appraisal required pursuant to paragraph 4.2(b) and approved by Lender.

1.11 "Architect/Engineer": with respect to any Improvements, an architect, design professional or engineer employed by a Borrower to perform architectural, design or engineering services in connection with such Improvements.

1.12 "Architect/Engineer Agreement": with respect to the Improvements being financed in whole or in part under a Development Loan and the Work related thereto, a contract (written or oral, now or hereafter in effect) between the Borrower under the Development Loan and an Architect/Engineer for the performance of architectural, design or engineering services in connection with such Improvements, as approved by Lender in writing and modified from time to time in accordance with the terms of the Documents.

1.13 "Articles of Organization": the charter, articles, operating agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization and continuing existence of an entity.

1.14 "Assignment(s)": with respect to a Loan, collectively, a written assignment or assignments, as such assignments may be from time to time renewed, amended, restated or replaced, each of which may be separate from and/or included within the other Loan Security Documents for the Loan executed or to be executed and delivered to Lender by the Borrower under such Loan and creating in favor of Lender, to facilitate Performance of the Obligations of such Borrower (subject only to the Permitted Encumbrances), a perfected, direct, first and exclusive assignment of the following: all leases, sales contracts, rents and sales and other proceeds pertaining to or arising from the Real Property which is the subject of such Loan or any business of such Borrower conducted thereon or with respect thereto; all management, operating and service contract pertaining to such Real Property; the Developer's Rights with respect to such Real Property; and all other Contracts, Licenses, Permits and Other Intangibles related to such Real Property (including, without limitation, Architect/Engineer Agreements and Construction Contracts if the Loan is a Development Loan).

1.15     "Bluegreen Entity":  Parent or a Subsidiary.


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1.16 "Borrower": with respect to a Loan, the Bluegreen Entity which has requested the Loan and to whom the Loan is to be or has been made owns the fee simple interest in the Real Property which is the subject of the Loan and is the seller of Parcels of such Real Property.

1.17 "Borrowing Term": subject to the provisions of paragraph 2.2, the period during which a Bluegreen Entity may obtain a Loan, commencing on the date of this Agreement and ending on March 31, 2002.

1.18 "Business Day": any day other than a Saturday, a Sunday or a day on which banks in Phoenix, Arizona are required to be closed.

1.19 "Collateral": all Real Property, Personal Property, Insurance Policies and other property now or hereafter serving as security for the Performance of any portion of the Obligations, and all products and proceeds thereof.

1.20 "Completion": with respect to the Work being done in connection with the Improvements being financed in whole or in part under a Development Loan, the occurrence, after Substantial Completion of such Work, of the following:

     (a) final completion of such Work (including "punch-list" items), in accordance with the related Plans and Specifications, the related Construction Contract(s), all applicable Legal Requirements, the Loan Documents for the Development Loan, sound construction, engineering and architectural principles and commonly accepted safety-standards, free of liens and free of defective materials and workmanship;

     (b) receipt by Lender of the following in form and substance satisfactory to it: (i) a certificate of completion from the Borrower under the Development Loan, from Architect(s)/Engineer(s) for such Improvements who are designated by Lender, and, if Lender elects, from Lender's Inspector for such Development Loan to the effect that such Work has been so completed and final payment is due under all related Construction Contracts between the Borrower under the Development Loan and Contractors; (ii) final lien waivers for such Work; and (iii) the title policy endorsements required in connection with such event pursuant to the terms of the Loan Documents for such Loan after final completion of such Work; and

     (c) expiration of the statutory period in which mechanics' liens and similar liens can be filed on account of such Work.

1.21 "Construction Budget": with respect to a Development Loan or the Work being done in connection with the Improvements being financed in whole or in part under a Development Loan, a detailed budget cost itemization prepared by the Borrower under the Development Loan and approved in writing by Lender, which specifies by item the cost and source of payment of: (a) all labor, materials and services necessary for Completion of such Work in accordance with the related Plans and Specifications, the related Construction Contract(s), the Loan Documents for the Development Loan, all Legal Requirements, sound construction, engineering and architectural principles, and commonly accepted safety standards; (b) interest on the Development Loan; and (c) all other expenses incidental to Completion of such Work. The Construction Budget for each Development Loan shall include within the costs of the Work to be paid from the Development Loan a contingency reserve determined to be adequate by Lender. Without limiting Lender's discretion in approving the Construction Budget for a Development Loan, Lender shall be satisfied that any "construction overhead" contained therein does not constitute a developer fee of any kind.




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1.22 "Construction Contract": with respect to the Work being done in connection with the Improvements being financed in whole or in part under a Development Loan, a contract (written or oral, now or hereafter in effect) between Borrower and a Contractor, between a Contractor and any other person or entity relating in any way to the construction of such Work, including the performing of labor and the furnishing of equipment, materials or services (other than architectural, design or engineering services), as approved by Lender in writing and modified from time to time.

1.23 "Contractor": with respect to the Work being done in connection with the Improvements being financed in whole or in part under a Development Loan, a contractor employed by a Borrower to provide labor and/or to furnish equipment, materials or services (other than architectural, design or engineering services) for any portion of such Work.

1.24 "Contracts, Licenses, Permits and Other Intangibles": with respect to any Real Property, the property so described in EXHIBIT A.

1.25 "Credit Facility": the credit facility made available pursuant to this Agreement.

1.26 "Default Rate": with respect to Loan Obligations under the Loan Documents for a Loan, the meaning given to it in the Note evidencing such Loan; and otherwise the highest Default Rate under the Notes.

1.27 "Developer's Rights": with respect to any Real Property which is the subject of a Loan, all special rights and privileges of the Borrower under the Loan under any declaration of covenants, conditions and restrictions and/or other documents governing the Real Property which are not enjoyed by all other owners of portions of the Real Property.

1.28 "Development Loan": a Loan made for the purpose of paying or reimbursing a Borrower the Loan for the costs of constructing Improvements on the Real Property which is the subject of the Loan and otherwise performing Work with respect to such Improvements; provided, however, that a Development Loan may also include an Acquisition/Refinancing Advance.

1.29     "Development Loan Advance": an Advance of a Development Loan.

1.30 "Development Loan Borrowing Term": with respect to a Development Loan, the period during which the Borrower under the Development Loan may obtain Development Loan Advances under such Development Loan, which period shall commence when all conditions precedent to the initial Development Loan Advance under such Development Loan have been satisfied and terminating on the Required Completion Date for the Improvements being financed in whole or in part under such Development Loan.

1.31     "Documents": the Loan Documents for all Loans.



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1.32 "Environmental Certificate": with respect to a Loan, a certificate executed by the Borrower under the Loan in form and substance satisfactory to Lender, and containing representations, warranties and covenants regarding the environmental condition of the Real Property which is the subject of the Loan.

1.33 "Event of Default": the meaning set forth in paragraph 7.1.

1.34 "Force Majeure Event": with respect to the Work being done in connection with Improvements being financed in whole or in part under a Development Loan, an "act of God," a fire, a strike, a governmental order and/or injunction which is issued by a court of competent jurisdiction for reasons other than for the acts or omissions or omissions of the Borrower under the Development Loan which would constitute a default under this Agreement, or a similar event beyond the reasonable control of the Borrower under the Development Loan.

1.35 "Guaranty": with respect to a Loan made to a Subsidiary, a primary, joint and several guaranty made by Parent guarantying the repayment of the Loan, together with interest thereon as provided in the Note evidencing the Loan, and the payment and performance of all other Loan Obligations under the related Loan Documents.

1.36 "Improvements": with respect to a Development Loan, the infrastructure improvements (on-site or off-site) to be constructed upon, added to or made to or for the benefit of the Real Property which is the subject of the Development Loan, all as more fully set forth in the related Plans and Specifications and the related Construction Budget.

1.37 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.

1.38 "Insurance Policies": the insurance policies that a Borrower is required to maintain and deliver pursuant to paragraph 6.5.

1.39 "Interest Reserve Advance": with respect to a Development Loan, an Advance of the Development Loan made to pay accrued and unpaid interest on any portion of the Development Loan.

1.40 "Interest Reserve Fund": with respect to a Development Loan, that portion of the Development Loan which is allocated within the related Construction Budget for the monthly payment of interest on the Development Loan.

1.41 "Legal Requirements": with respect to the Borrower under a Loan, the Loan Collateral for such Loan, the Improvements (if any) being financed in whole or in part under such Loan, the Work being done in connection with the Loan, or otherwise with respect to such Loan: (a) all present and future judicial decisions, statutes, regulations, permits or certificates of any governmental authority in any way applicable to the Borrower or the Loan Collateral; (b) all covenants, conditions and restrictions contained in any document by which the Loan Collateral is bound; (c) all business association agreements forming, or granting and/or limiting the powers of, the Borrower; and (d) all contracts or agreements (written or oral) by which the Borrower is bound or, if compliance therewith would otherwise be in conflict with any of the Loan Documents for the Loan, by which the Borrower becomes bound with Lender's prior written consent.



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1.42 "Lender": FINOVA Capital Corporation, a Delaware corporation, and its successors and assigns.

1.43 "Lender's Inspector": with respect to a Development Loan, the architectural or engineering firm retained by Lender pursuant to paragraph
     9.1 in connection with such Loan.

1.44 "Loan": an Acquisition/Refinancing Loan or a Development Loan.

1.45 "Loan Collateral": with respect to a Loan, the Real Property which is the subject of such Loan, the Personal Property related thereto, and the other property now or hereafter as security for the Performance of the Loan Collateral, except for property which is security for the performance of the Loan obligations solely by virtue of paragraph 10.1 or a similar paragraph.

1.46 "Loan Documents": with respect to a Loan, this Agreement and all Request for Advance, Note, Mortgage, Security Agreement, Assignments, Environmental Certificate, and other documents now or hereafter executed in connection with the Loan, as they may be from time to time renewed, amended, restated or replaced.

1.47 "Loan Obligations": with respect to a Loan, all obligations, agreements, duties, covenants and conditions that the Borrower under the Loan is required to perform under the Loan Documents for such Loan.

1.48 Loan Security Documents": with respect to a Loan, the Mortgage, Security Agreement and other documents from time to time delivered to Lender to create or perfect a Security Interest in the Loan Collateral, as they may be from time to time renewed, amended, restated or replaced.

1.49 "Maturity Date": with respect to a Loan, the date determined by Lender prior to the initial Advance of the Loan and so identified in the Note evidencing the Loan, but in no event later than the date forty-eight (48) months after the initial Advance of the Loan unless agreed to by Lender and set forth in the Note evidencing the Loan.

1.50 "Maximum Credit Facility Amount": at anytime, the positive difference between Thirty-Five Million Dollars ($35,000,000).

1.51 "Maximum Loan Amount": (a) with respect to an Acquisition/Refinancing Loan, an amount equal to the lesser of (i) the amount requested by the Borrower under the Acquisition/Refinancing Loan or (ii) the Advance Formula of the Real Property which is the subject of the Acquisition/Refinancing Loan; and (b) with respect to a Development Loan, an amount determined by Lender prior to the initial Development Loan Advance, but in no event to exceed the least of (i) the amount requested by the Borrower under the Development Loan, (ii) (A) eighty percent (80%) of the cost, as shown on the original related Construction Budget, of Completion of the Work being done in connection with the Work being financed in whole or in part under the Development Loan plus (B) if there



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     is an Acquisition/Refinancing Advance, an amount determined in accordance with the Advance Formula for Acquisition/Refinancing Advance with respect to the Real Property which is the subject of the Development Loan, or
     (iii) eighty percent (80%) of the Appraised Value of the Real Property which is the subject of the Development Loan, determined as if Completion of the Work being financed in whole or in part under the Development Loan had occurred.

1.52 "Mortgage": with respect to a Loan, a mortgage, deed of trust or deed to secure debt, as required by Lender, executed by the Borrower under the Loan and under the terms of which the Borrower has conveyed or granted in favor of Lender, as security for Performance of the Loan Obligations under the Loan Documents for such Loan (subject only to the Permitted Encumbrances), a perfected, direct, first and exclusive priority lien, upon the Real Property which is the subject of the Loan, as it may be from time to time renewed, amended, restated or replaced.

1.53 "Note": with respect to a Loan, the promissory note issued in the form of EXHIBIT B by the Borrower under the Loan to evidence the Advance(s) of the Loan which has been obtained by or committed to such Borrower, as it may be from time to time renewed, amended, restated or replaced.

1.54 "Obligations": the Loan Obligations under the Documents.

1.55 "Parcels": the meaning given to it in paragraph 3.2(a).

1.56 "Parent": Bluegreen Corporation, a Massachusetts corporation.

1.57 "Partial Release": the meaning given to it in paragraph 3.2(a).

1.58 "Partial Release Payment": the meaning give to it in paragraph 3.3.

1.59 "Performance" or "Perform": full, timely and faithful performance.

1.60 "Permitted Encumbrances": with respect to any Property, rights, restrictions, reservations, easements and liens of record which do not materially adversely lessen the value or affect the use of such Property for purposes approved by Lender and Lender has agreed in writing to accept, but excluding monetary liens other than liens for taxes and assessments not yet due and payable and inchoate artisans' liens and mechanics' liens for amounts not yet due and payable.

1.61 "Personal Property": with respect to the Real Property which is the subject of a Loan, the property described in EXHIBIT A.

1.62 "Plans and Specifications": with respect to the Improvements being financed in whole or in part under a Development Loan, the architectural, structural, mechanical, electrical and other plans and specifications for the construction of such Improvements and the completion of the rest of the Work related thereto prepared by Architect(s)/Engineer(s) engaged by the Borrower under the Development Loan to do so, as approved by Lender as modified from time to time with Lender's prior written consent.



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1.63 "Principal Work-Related Items": with respect to the Improvements being financed in whole or in part under a Development Loan and related Work, the related Plans and Specifications and all agreements between the Borrower under the Development Loan and third parties pertaining to such Improvements and Work, as approved by Lender in writing and modified from time to time in accordance with the terms of the Loan Documents for such Development Loan, including, without limitation, the related Construction Contract(s) and Architect/Engineer Agreement(s).

1.64 "Property": with respect to a Loan, the Real Property which is the subject of the Loan and the Personal Property related to such Real Property.

1.65 "Qualified Real Property": real property which meets the criteria set forth in EXHIBIT C.

     "Real Property": with respect to a Loan, the real property which is the subject of the Loan.

1.66 "Request for Advance": with respect to an Acquisition/Refinancing Advance, the request for the Advance executed by the Borrower under the Loan pursuant to which the Acquisition/Refinancing Advance is being made and in form and substance identical to EXHIBIT D-1 OR D-2, as applicable; and with respect to a Work-Related Advance, a Work-Related Advance Request.

1.67 "Required Completion Assurance Deposit": with respect to the Uncovered Cost of Work being done in connection with the Improvements being financed in whole or in part under a Development Loan, a cash deposit (to be made by the Borrower under the Development Loan and held by Lender) in an amount equal to such Uncovered Cost of Work.

1.68 "Required Completion Date": with respect to the Work being done in connection with Improvements being financed in whole or in part under a Development Loan, the date determined by Lender prior to the initial Advance of the Development Loan and so identified in the Request for Advance executed in connection with such Advance, plus such additional time which is necessary to achieve Completion of such Work and results solely from the occurrence of one or more Force Majeure Events.

1.69 "Resolution": a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and/or such members whose approval is required under the applicable Articles of Organization, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required under the applicable Articles of Organization.

1.70 "Security Agreement": with respect to a Loan, collectively, a written security agreement or security agreements which may be separate from and/or included within the Mortgage for the Loan or this Agreement, executed and delivered (or to be executed and delivered) by the Borrower under the Loan and creating in favor of Lender, as security for the Performance of the Loan Obligations under the Loan Documents for the Loan (subject only to the Permitted Encumbrances), a perfected, direct, first and exclusive security interest, in the Personal Property related to the Real Property which is the subject of the Loan, as it may be from time to time renewed, amended, restated or replaced.



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1.71 "Security Documents": the Loan Security Documents for all Loans.

1.72 "Security Interest": with respect to any property, a perfected, direct and exclusive first priority lien on, security interest in, assignment of or other charge , as the case may be, subject only to the Permitted Encumbrances.

1.73 "Subsidiary": a wholly-owned subsidiary of Parent.

1.74 "Substantial Completion": with respect to the Work being done in connection with Improvements being financed in whole or in part under a Development Loan, the occurrence of:

     (a) substantial completion (as defined in AIA Document A201, most current version) of such Work, in accordance with the related Plans and Specifications, the related Construction Contract(s), all applicable Legal Requirements, the Loan Documents for the Development Loan, sound construction, engineering and architectural principles and commonly accepted safety-standards, free of liens and free of defective materials and workmanship;

     (b) receipt by Lender of the following in form and substance satisfactory to it: (i) a certificate of substantial completion from the Borrower under such Loan, from the Architect(s)/ Engineer(s) for the Improvements who are designated by Lender and, if Lender elects, from Lender's Inspector for such Development Loan to the effect that such Work has been so completed, and final payment is due under all related Construction Contracts between the Borrower under the Development Loan and Contractors (subject only to retention for "punch-list" items);
         (ii) a certificate of completion or acceptance (or its equivalent) from the appropriate governmental authority having jurisdiction over such Work which has the effect of allowing the use of the Improvements constructed as part of such Work for the intended purposes, to the extent such a certificate is customarily issued or available; (iii) if applicable Legal Requirements provide that the recording of a notice of completion will cause the expiration upon a date certain of the statutory period within which mechanics' and similar liens can be filed, verification of the recording of such notice in the manner prescribed by such Legal Requirements; (iv) final lien waivers, other than lien waivers for that portion of such Work remaining to be performed prior to Completion and for which Lender is still holding Basic Retainage [as defined in paragraph 2.1(a)] or Additional Retainage [as defined in paragraph 2.1(a)] sufficient to cover such Work; (v) the as-built survey required in connection with such event pursuant to the terms of the Loan Documents for the Development Loan;
         (vi) the title policy endorsements required in connection with such event pursuant to the terms of the Loan Documents for the Development Loan; and (vii) if such Improvements were intended to be dedicated to a governmental authority, evidence that such dedication has occurred and that the governmental authority has accepted such Improvements, subject only to customary warranty obligations on the part of the Borrower under the Development Loan.



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1.75 "Tangible Personal Property": with respect to any Real Property, that portion of the related Personal Property described in paragraph 3 of EXHIBIT A.

1.76 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations shall have been Performed.

1.77 "Third Party Consents": with respect to a Loan, those consents which Lender requires the Borrower under such Loan to obtain, or which such Borrower or (if not the Borrower) Parent is contractually or legally obligated to obtain, from others in connection with the making of the Loan or the Performance of such entity's Loan Obligations under the Loan Documents for the Loan.

1.78 "Threshold Amount": with respect to Parent, Two Hundred Fifty Thousand Dollars ($250,000); and with respect to any Subsidiary, Fifty Thousand Dollars ($50,000).

1.79 "Title Insurer": with respect to a Title Policy, the title insurance company which has issued it.

1.80 "Title Policy": with respect to a Loan, a policy of title insurance which is in an amount not less than the Loan; insures Lender's interest in the Mortgage executed in connection with the Loan as a perfected, direct, first and exclusive lien on the Real Property which is the subject of the Loan, subject only to the Permitted Encumbrances for such Real Property; and is issued by a title insurance company acceptable to Lender.

1.81 "Uncovered Cost of the Work" or "Uncovered Cost": with respect to the Work being done in connection with Improvements being financed in whole or in part under a Development Loan, the amount equal to the excess (if any) of
     (a) the remaining unpaid cost of Completion of the Work over (b) the undisbursed portion of the Development Loan committed for such Work and the remaining balance of any Required Completion Assurance Deposits held by Lender under the Development Loan for such Work.

1.82 "Work": with respect to a Development Loan, the construction of the Improvements being financed in whole or in part under the Development Loan, as shown on or described in the related Plans and Specifications or the related Construction Contract(s).

1.83 "Work Progress Schedule": with respect to the Work being done in connection with the Improvements being financed in whole or in part under a Development Loan, the schedule for the Completion of the Work and parts thereof, as approved by Lender in writing.

1.84 "Work-Related Advance": a Development Loan Advance made for the purpose of paying or reimbursing the Borrower under the Development Loan for costs of any portion of the Work being done in connection with the Improvements being financed in whole or in part under the Development Loan, excluding interest on the Development Loan.

1.85 "Work-Related Advance Request": with respect to a Development Loan, the written application of the Borrower under the Development Loan made on Lender's standard forms by such Borrower and such other parties as Lender may require specifying by name and amount all parties to whom such Borrower is obligated for labor, materials, equipment or services supplied



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     for the performance of related Work and all other expenses incidental to the Development Loan, the Real Property which is the subject of the Development Loan and the Completion of the related Work, and requesting a Development Loan Advance for payment of such items, accompanied by an Affidavit of Borrower, certificates of the Architect/Engineers and the Contractors for such Work who are designated by Lender and such schedules, affidavits, certificates, releases, waivers, statements, invoices, bills and other documents as Lender may reasonably request.

II.  CREDIT FACILITY COMMITMENT; USE OF PROCEEDS.

2.1 Credit Facility Commitment. Lender hereby agrees, if all of the Obligations then due to be Performed have been Performed, to make Loans and Advances of such Loans to Bluegreen Entities. Each Acquisition/Refinancing Advance shall be in an amount equal to the lesser of (a) the amount requested by the Borrower under the Loan under which the Acquisition Advance is being made or (b) the Advance Formula of the Real Property which is the subject of the Advance. Subject to the provisions of paragraph 4.7, the amount of each Interest Reserve Advance under a Development Loan shall be in the amount of interest then accrued and unpaid on the portion of the Development Loan for which payment of interest is allocated within the related Construction Budget. The amount of each Work-Related Advance under a Development Loan shall be equal to the costs of the Work covered by the applicable Work-Related Advance Request and allocated within the related Construction Budget for payment out of the Development Loan less an amount equal to the sum of (a) an amount ("Basic Retainage") equal to ten percent (10%) of the "hard" costs of such Work and (b) any additional retainage in excess of the amount of the Basic Retainage ("Additional Retainage") required under the related Construction Contract(s); provided, however, that Work-Related Advances shall not be made under a Development Loan for stored or ordered materials not yet incorporated into the Improvements being financed in whole or in part under the Development Loan. The Basic Retainage from a Work-Related Advance Request shall apply only to "hard" costs of the Work covered by such Work-Related Advance Request. The Additional Retainage from Work-Related Advance Requests under a Development Loan shall be disbursed as part of the next Advance under the Development Loan occurring after Lender has reasonably determined that a Contractor is entitled to it under a related Construction Contract. The Basic Retainage Work-Related Advances under a Development Loan shall be disbursed at the time of Substantial Completion of the Work being done in connection with the Improvements being financed in whole or in part under the Development Loan to the extent Contractor(s) who have performed such Work are then entitled to it under the related Construction Contract(s), subject to Lender's right to keep such portion of the Basic Retainage under the Development Loan as it may determine to be necessary to ensure Completion of such Work being done in whole or in part in connection with the Improvements being financed in whole or in part under the Construction Loan, with such retained portion to be disbursed promptly after Completion of the such Work. Lender shall have no obligation to make a Development Loan Advance if, after giving effect to such Development Loan Advance, the sum of (a) the unpaid principal balance of the Development Loan under which the Development Loan Advance is to be made, (b) the committed and undisbursed portion of such Development Loan, and (c) the Uncovered Cost of the Work being done in connection with the Improvements being financed under such Development Loan exceeds the Maximum Loan Amount for such Development Loan. Lender shall have no obligation to make an Advance of a Loan if, after giving effect to such Advance, the sum of (a) the unpaid principal balance of the Loans, (b) the committed and undisbursed portion of the Loans, and (c) the Uncovered Cost of the Work being financed in whole or in part under all Development Loans exceeds the Maximum Credit Facility Amount.

2.2 Revolving Credit Facility. Subject to the terms of the following sentence, the Credit Facility is a revolving line of credit (i.e., Advances may be obtained against Real Property; and as those Advances are repaid, other Advances may be obtained). Only one Advance may be obtained under the Credit Facility for the purpose of paying or reimbursing any Bluegreen Entity for the Acquisition/Refinancing Cost of the same Real Property; only one Development Loan may be obtained under the Credit Facility for the purposes of paying or reimbursing any Borrower for "hard" and "soft" costs of the Work performed on the same Real Property; and the total Advances under a Loan may not exceed the Maximum Loan Amount for such Loan. Each Loan shall be viewed as a separate loan. Bluegreen Entities shall not be entitled to obtain Loans after the expiration of the Borrowing Term unless Lender agrees in writing with Parent to make Loans thereafter on terms and conditions satisfactory to Lender. Subject to the provisions of paragraph 4.7, a Borrower under a Development Loan may not obtain a Development Loan Advance under the Development Loan after the Development Loan Borrowing Term for such Development Loan has expired unless Lender agrees in writing with such Borrower to do so.

2.3 Use of Advances. Parent will use the proceeds of each Advance made to it as a Borrower, and will cause each Subsidiary which is a Borrower, to use the proceeds of each Advance made to such Subsidiary only for the following purposes: if an Acquisition/Refinancing Advance, to pay (or reimburse the Borrower for) the Acquisition Cost of the related Real Property which is the subject of the Loan under which the Advance is made; and if a Development Advance, to pay (or reimburse the Borrower for) "hard" and "soft" costs of the related Work; provided, however, that proceeds of a Loan disbursed to the Borrower under the Loan in reimbursement of costs paid to it may be used by the Borrower for any lawful purpose. If the amount needed by the Borrower under a Development Loan for any line-item expense set forth in the Construction Budget for the Development Loan is less than the budgeted amount to be paid from such Development Loan for the line-item expense, such excess may be reallocated to other line items in such Construction Budget, as approved by Lender in writing. Notwithstanding anything herein to the contrary, Lender shall have no obligation to approve an Interest Reserve Fund for a Development Loan and may approve or disapprove an Interest Reserve Fund for a Development Loan in its discretion.

2.4 Outstanding Loans. Lender and Borrower acknowledge that there is no principal or interest currently outstanding under any Loan.

III. SECURITY.

3.1 (a) Maintenance of Security; Cross Collateralization. Parent will and will cause each Subsidiary which is a Borrower under a Loan: to deliver to Lender at the times required pursuant to Article IV, the Guaranties required pursuant to paragraph 4.2 in connection with the Loan, the subordination agreements required pursuant to paragraph 4.2, the Loan Security Documents required pursuant to paragraph 4.2 and all other security required to be given to Lender by such entity pursuant to the terms of this Agreement; and, subject to the provisions of the last sentence of this paragraph, to maintain such Loan Documents in full force and effect until Borrower has Performed all Loan Obligations under the Loan Documents for the Loan (except as otherwise expressly provided in such Loan Documents or this Agreement). The Loan Security Documents executed by a Borrower in connection with a Loan shall, at Lender's option, secure the repayment of all other Loans made to such Borrower and the payment and Performance of all other Obligations of such Borrower under the Loan Documents for such other Loans; and in the case of Parent shall secure the other Obligations described in paragraph 9.1. However, if neither an Event of Default nor an Incipient Default then exists under any Document executed by such Borrower, the Loan Security Documents executed by a Borrower in connection with a Loan shall be released when the Loan Obligations (other than those arising from a cross-collateralization provision) under the Loan Documents for the Loan have been paid and Performed in full and no default exists under any other obligation owing to Lender which is secured under such Loan Security Documents.

3.2 (a) Sale of Parcels; Partial Release of Parcels. The Borrower under a Loan may enter into a contract for the sale of portions ("Parcels") of the Real Property which is the subject of the Loan so long as the contract is entered into in good faith in the ordinary course of such Borrower's business when no Event of Default exists, the transaction complies with applicable laws and, until closing of the contract, the contract is subject to the terms and conditions of the Loan Security Documents for such Loan. Such Borrower shall be entitled to close a contract entered into satisfying the conditions of the preceding sentence and to have the Parcel being sold and other Loan Collateral exclusively-related to such Parcel released from the effect of the Mortgage for the Loan and other applicable Loan Security Documents encumbering such Property if (but only if):

     (i) neither an Event of Default nor Incipient Default exists at the time of such partial release ("Partial Release");

     (ii) the Parcel requested to be released ("Release Parcel") is a legally subdivided parcel and Lender has received adequate evidence thereof;

     (iii) the Borrower shall have delivered to Lender a written request for a partial release of the Release Parcel from the Mortgage, which request shall specify a date for the consummation of the proposed Partial Release ("Partial Release Date");

     (iv) the Borrower shall have delivered to Lender for execution by Lender a partial release/deed of release and reconveyance of the Mortgage which is in recordable form, contains an appropriate legal description of the proposed Release Parcel and is otherwise in form and substance satisfactory to Lender;

     (v) unless (i) waived in writing by Lender or (ii) the Release Parcel is a platted single-family residential lot and a copy of the plat for the subdivision in which such Release Parcel is located has been delivered to and approved by Lender (such approval not to be unreasonably withheld), the Borrower shall have delivered to Lender a 1992 ALTA/ACSM survey certified to Lender and prepared by a land surveyor reasonably satisfactory to Lender showing the Release Parcel and the Real Property remaining subject to the lien of the Mortgage immediately after giving effect to the Partial Release;

     (vi) the Partial Release shall not impair or adversely affect Lender's security in the Real Property remaining subject to the lien of the Mortgage immediately after giving effect to the Partial Release or any provision of the Mortgage as it pertains to the remaining Real Property; and without limiting the generality of the foregoing, unless the Release Parcel is a platted single-family residential lot and a copy of the plat for which such Release Parcel is located has been delivered to and approved by Lender (such approval not to be unreasonably withheld), Lender shall be entitled at the time of the Partial Release to have the Release Parcel made subject to such easements and restrictive covenants as Lender may reasonably determine to be necessary for the benefit of the Real Property remaining subject to the Mortgage;

     (vii) unless it has previously delivered the items to Lender, the Borrower shall have delivered to Lender and Lender shall have approved in writing a written plan with respect to the development of the Real Property, the size and anticipated sales prices of Parcels to be released, and the pattern in which Partial Releases of Parcels is to occur; and

     (viii) the Borrower has paid, or simultaneously with the Partial Release will pay, the applicable Partial Release Payment and all recording and escrow fees and other reasonable out-of-pocket expenses of Lender incurred in connection with the Partial Release of the Release Parcel and any other exclusively-related Property.

     If the preceding sentence does not specify another date by which items must be delivered to Lender, such items shall be delivered to Lender at least five (5) Business Days prior to the Partial Release Date. Notwithstanding anything herein to the contrary, Lender shall not be obligated to partially release Parcels more than once per week.

     (b) Partial Release of Related Property. Notwithstanding anything in the Documents to the contrary, if a partial release document is executed for a Release Parcel by Lender and recorded in the real estate records where the Mortgage encumbering it is recorded and Lender receives the applicable Partial Release Payment, there shall ipso facto be released from the lien, assignment and security interest of the Security
         Documents: (a) so long as no Event of Default then exists, any contract for the sale of such Release Parcel by the Borrower entitled to the Partial Release of the Release Parcel, all instruments, chattel paper and general intangibles evidencing or representing purchase money indebtedness owing to the Borrower in connection with the sale of such Release Parcel, and any and all proceeds paid or payable thereunder; (b) any tangible Personal Property exclusively related to such Release Parcel; and (c) any other property expressly described in the recorded partial release. However, if requested by the Borrower entitled to the Partial Release of the Release Parcel, Lender shall from time to time execute amendments to UCC financing statements and other documents which have been prepared and delivered by the Borrower to Lender, are reasonably necessary to effectuate the release of such additional Property from the Security Documents, and are in form and substance satisfactory to Lender.

3.3 Determination of Partial Release Payments. As used in this Agreement, the term "Partial Release Payment" means an amount to be paid with respect to a Loan in consideration of the Partial Release of a Release Parcel and exclusively-related Personal Property from the Loan Security Documents for such Loan. Partial Release Payments for Parcels which are part of the Real Property which is the subject of a Loan shall be determined by Lender at the time of the first Advance which is made under the Loan for the purpose of paying (or reimbursing the Borrower under the Loan for) the costs of acquiring or improving the Real Property of which the Parcel is a part. In making its determination regarding the amount of Partial Release Payments for Parcels which are part of the Real Property which is the subject of a Loan, Lender may consider the projected revenues from the sales of such Parcels and the number of such Parcels; provided, however, that the minimum Partial Release Payment for any such Parcel which is a single-family residential lot shall be equal to the greater of (assuming all single-family residential lots are of approximately comparable value):

     (a) the quotient determined by dividing (i) the Maximum Loan Amount for such Loan by (ii) the product of (A) 0.80 times (B) the number of single-family residential lots into which such Real Property has been subdivided; or

     (b) the quotient determined by dividing (i) the Maximum Loan Amount for such Loan by (ii) the product of (A) 0.80 times (B) the projected gross revenues from the sales of single-family residential lots into which the Real Property has been subdivided.

3.4 Other Developmental Matters Affecting Security. If the Borrower under a Loan desires Lender to give its consent to or take any other action concerning a matter affecting the zoning, platting, development or sale of or title to any of the Real Property which is the subject of the Loan, it shall comply with the procedures set forth in EXHIBIT K. The provisions of the preceding sentence shall not apply to Borrower's desire to obtain Partial Releases or to obtain Advances, the procedures for which are set forth elsewhere in this Agreement.

IV.  CONDITIONS PRECEDENT TO THIS AGREEMENT AND TO ADVANCES.

4.1 Conditions Precedent to Loan Agreement. Lender's obligation to enter into this Agreement shall be subject to and conditioned upon Parent having delivered to Lender the Articles of Organization of Parent and following Documents, duly executed, delivered and in form and substance satisfactory to Lender:

     (a) the Resolutions of Parent;

     (b) a favorable opinion from independent counsel for Parent in form and substance satisfactory to Lender;

     (c) this Agreement;

     (d) the Third Party Consents required with respect to Parent's execution of the Documents and Performance of its Obligations; and

     (e) such other documents as Lender may reasonably require.

4.2 Conditions Precedent to First Advance of Loan. If a Bluegreen Entity wishes to obtain a Loan, Lender's obligation to make the first Advance of the Loan to a Bluegreen Entity shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement being satisfied at the time of such Advance:

     (a) Documents. The Bluegreen Entity shall have delivered to Lender the following Loan Documents, duly executed, delivered, recorded/filed, if applicable, and otherwise in form and substance satisfactory to
         Lender:

         I.    a Note in the amount of the Loan;

         II. a Mortgage encumbering the Real Property which is the subject of the Loan;

         III. a Security Agreement covering the Personal Property related to the Real Property which is the subject of the Loan;

         IV. the Assignments covering property related to the Real Property which is the subject of the Loan;

         V. UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the Security Interest in the Loan Collateral covered by the Loan Security Documents;

         VI. an Environmental Certificate pertaining to the Real Property which is the subject of the Loan;

         VII. if the Loan is a Development Loan, a Certificate and Agreement of Borrower Regarding Construction-Related Matters in form and substance identical to EXHIBIT I;

         VIII. if the Bluegreen Entity is a Subsidiary, a Certificate and Agreement of a Subsidiary Borrower (Basic) in form and substance identical to EXHIBIT J;

         IX.   if Bluegreen Entity is a Subsidiary, a Guaranty;

         X. if the Bluegreen Entity is a Subsidiary, the subordination agreement, if any, required pursuant to paragraph 6.8(b);

         XI. a Title Policy insuring the Mortgage required to be delivered to Lender in connection with the Loan (or an unconditional commitment for the delivery of the Title Policy promptly after delivery of the Loan);

         XII. a favorable opinion from independent counsel for the Bluegreen Entity and, if the Bluegreen Entity is a Subsidiary, from Parent with respect to the matters described in EXHIBIT E; and

         XIII. a Request for Advance in the applicable form.

     (b) Organizational Project and Other Due Diligence Documents. Unless waived in writing by Lender in its discretion, the Bluegreen Entity shall have delivered to Lender at least fifteen (15) Business Days prior to the date of the first Advance of the Loan in form and substance satisfactory to Lender:

         I. if the Bluegreen Entity is a Subsidiary, the Articles of Organization of such Borrower;

         II. if the Bluegreen Entity is a Subsidiary, the Resolutions of such Bluegreen Entity;

         III. current certificates of good standing for the Bluegreen Entity and, if the Bluegreen Entity is a Subsidiary, for Parent from their respective states of incorporation; and, in the case of the Bluegreen Entity, in the state where the Real Property which is the subject of the Loan is located;

         IV. a Level I environmental assessment of the Real Property which is the subject of the Loan and a "Haz Map Report" for such Real Property;

         V. evidence that taxes and assessments on the Real Property which is the subject of the Loan and related Personal Property have been paid;

         VI. evidence that the Bluegreen Entity has good and marketable title to an undivided fee simple interest in the Real Property which is the subject of the Loan, together with a title commitment or preliminary title report for the issuance of the required Title Policy, together with copies of all documents referred to therein;

         VII. a survey of the Real Property which is the subject of the Loan meeting 1992 ALTA/ACSM standards (or, at Lender's option exercisable in connection with each Loan, such lesser standards as Lender may expressly approve) certified to Lender and prepared by a licensed land surveyor acceptable to Lender, showing such Real Property, all easements necessary to the appropriate use of such Real Property and such other details as Lender may reasonably require;

         VIII. a written plan for the proposed use, development and sale of the Real Property which is the subject of the Loan (including, without limitation, sales projections and a detailed list of remaining development/construction items, with a breakdown of costs and completion schedules and bonds for completion and maintenance of improvements) and demonstrating that the gross profit margin of such Real Property (as developed in accordance with such plan) will be at least fifty percent (50%); and unless deferred or waived by Lender in writing, evidence that the Real Property has been platted or otherwise subdivided (or, at Lender's option exercisable in connection with each Loan, is capable of being promptly platted or otherwise subdivided without undue expense) in accordance with applicable Legal Requirements into not less than fifty (50) single-family residential lots in accordance with such plan, and all licenses and certificates (exclusive of licenses and certificates dependent upon completion of improvements to be constructed by the purchasers of Parcels) for the intended use of such Real Property, including environmental permits (or, at Lender's option exercisable in connection with each Loan, evidence that said licenses and certificates may be promptly obtained without undue expense;

         IX. unless deferred or waived by Lender in writing, evidence that the Real Property which is the subject of the Loan is zoned for the intended uses and that all approvals under applicable Legal Requirements have been obtained (or, at Lender's option, exercisable in connection with each Loan, is capable of being promptly zoned for the intended uses without undue expense);

         X. unless deferred or waived by Lender in writing, evidence that the Bluegreen Entity has complied with all applicable Legal Requirements and obtained all permits and approvals needed by it to sell the Parcels into which the Real Property which is the subject of the Loan has been or will be subdivided, including, without limitation, a copy of the registrations/consents to sell and the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the state where the Real Property is located;

         XI. unless deferred or waived by Lender in writing, a copy of the form of the purchase contract, deed, promissory note, real property security document, credit applications and disclosures which will be used by the Bluegreen Entity in connection with the sale of Parcels into which the Real Property has been or will be subdivided, together with restrictive covenants, conditions, restrictions and easements governing or intended in the future to govern the Parcels, the management agreement (if any) for the project and advertising materials for the sale of the Parcels;

         XII. unless deferred or waived by Lender in writing, budgets for any owners' association in which the owners of Parcels are or will be members, if applicable, and information required by Lender regarding such other owners' association information;

         XIII.   the Insurance Policies;

         XIV. evidence that the Real Property which is the subject of the Loan is not located within a flood prone area, except for such portion thereof which does not materially adversely affect the development, use or value of the Real Property (taken as a whole) which is the subject of the Advance;

         XV. evidence of the current and continued availability of adequate utilities to serve the Real Property which is the subject of the Loan for the intended use of such Real Property;

         XVI. evidence of access to the Real Property which is the subject of the Loan, which is adequate to serve such Real Property for its intended use;

         XVII. if the Loan includes an Acquisition/Refinancing Advance, a copy of the purchase contract pursuant to which the Bluegreen Entity desiring the Loan purchased or is to purchase the Real Property which is the subject of the Loan, closing settlement statements, paid invoices, canceled checks and other items reasonably satisfactory to Lender to verify the Acquisition/Refinancing Cost of such Real Property;

         XVIII. evidence that the Bluegreen Entity desiring the Loan continues to have invested in the Real Property which is the subject of the Loan cash in an amount determined as follows: (A) not less than twenty percent (20%) of the Acquisition/Refinancing Cost of such Real Property, if the Loan is an Acquisition/Refinancing Loan; or (B) not less than twenty percent (20%) of the sum of the Acquisition/Refinancing Cost of such Real Property plus, if the Loan is a Development Loan, the cost, as shown in the Construction Budget for the Loan, of Completion of the Work to be done in connection with the Improvements being financed in whole or in part under the Loan;

         XIX. a geological and soils test report or other evidence with respect to the suitability of the soils on the Real Property which is the subject of the Loan for the intended use;

         XX. if the Loan exceeds Two Million Dollars ($2,000,000) and otherwise if required by Lender in writing, an MAI appraisal of the Real Property which is the subject of the Loan reflecting a fair market value in an amount satisfactory to Lender;

         XXI. unless deferred or waived by Lender in writing, a hydrological study with respect to the Real Property which is the subject of the Loan;

         XXII. unless deferred or waived by Lender in writing, an archaeological study with respect to the Real Property which is the subject of the Loan;

         XXIII. market data with respect to the Real Property which is the subject of the Loan, including data or the price and absorption of lots or parcels of land in competing projects within such market;

         XXIV. if the Loan is a Development Loan, the items listed in EXHIBIT F; and

         XXV. such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

     (c) Litigation and Judgment Searches. Lender shall have received the following in form and substance satisfactory to Lender:

         (I) the results of current UCC, lien, litigation, judgment and bankruptcy searches for the Bluegreen Entity desiring the Loan and, if such Bluegreen Entity is a Subsidiary, Parent conducted in such jurisdictions as Lender deems appropriate; and

         (II) the results of a site inspection of the Real Property which is the subject of the Loan made by Lender's employees.

4.3 Conditions Precedent to Subsequent Advances of Development Loan. For each Development Loan Advance other than an Interest Reserve Advance, Lender's obligation to make such Advance shall be subject to the terms and conditions set forth in EXHIBIT G, including delivery to Lender of the items called for therein at least ten (10) Business Days prior to the date of such Advance.

4.4 General Conditions Precedent to All Advances. Lender's obligation to fund an Advance is subject to and conditioned upon the additional terms and conditions set forth in the following subparagraphs remaining satisfied at the time of such Advance:

     (a) No Change in Collateral, Borrower or Parent. No material, adverse change shall have occurred in the Collateral or in the business or financial condition of Parent or any Subsidiary which is a Borrower since the date of the latest financial and operating statements given to Lender by or on behalf of Parent or any Subsidiary which is a Borrower.

     (b) No Change in Representations and Warranties. There shall have been no material, adverse change in the warranties and representations made in the Documents by Parent or any Subsidiary which is a Borrower.

     (c) No Event of Default or Incipient Default. Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

     (d) Interest Rate Not Usurious. The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

     (e) Payment of Fees. Lender has received all fees required to be paid at the time of the Advance.

4.5 Disbursement of Advances. Advances under a Loan may be disbursed to the Borrower under such Loan; or if requested by such Borrower and approved in writing by Lender or if required by Lender in connection with a Work-Related Advance under a Development Loan, to others, either severally or jointly with such Borrower, for the credit or benefit of such Borrower. Advances under a Loan shall be disbursed by wire transfer or, at the option of the Borrower under such Loan exercised by written request to Lender, by check or drafts. A Borrower of an Advance made by wire transfer will pay Lender's charge in connection with such wire transfer, which is currently Twenty-Five Dollars ($25). Lender may, at its option, withhold from an Advance under a Loan any sum (including costs and expenses) then due to it from the Borrower under the Loan pursuant to the terms of any of the Documents or for which such Borrower would be obligated to reimburse Lender pursuant to the terms of any of the Documents if the sum was first paid directly by Lender. Lender reserves the right to require that Work-Related Advances under Development Loans be disbursed through a "control escrow."

4.6 No Waiver. Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its sole discretion, make the Advance prior to that time without waiving or releasing any of the Obligations.

4.7 Interest Reserve Advances. If neither an Event of Default nor an Incipient Default exists and subject to the terms and conditions applicable to Interest Reserve Advances under a Development Loan, during the Borrowing Term of a Development Loan and, in Lender's discretion, after expiration of such Borrowing Term to the extent the Interest Reserve Fund under such Development Loan has not been exhausted, Lender will charge the Interest Reserve Fund, if any, under such Development Loan until it has been exhausted for monthly interest billings on such Development Loan. If the Interest Reserve Fund, if any, under a Development Loan is exhausted or is not otherwise available for such use, the Borrower under such Development Loan will pay to Lender the monthly installments of interest due in connection with such Development Loan in accordance with the terms of the related Note and this Agreement.

V.   NOTES, PAYMENTS; SALES AND PARTIAL RELEASES.

5.1 Repayment of Loans. Each Loan shall be evidenced by a separate Note and shall be repaid in immediately available funds with interest according to the terms of the form of the Note executed in connection with such Loan. Each Note executed in connection with a Loan on or after September 14, 1999, shall be in form and substance substantially identical to EXHIBIT B; provided, however, that in addition to the principal payments required pursuant to paragraph 5.2, Lender may require that the Borrower under such Loan make principal payments on each anniversary of the initial Advance of such Loan in amounts which are established in writing by Lender prior to such Advance and are specified in the Note evidencing such Loan.

5.2 Partial Release Principal Payments. Until a Note has been paid in full, the Borrower obligated thereunder will make to Lender at the time of each Partial Release of a Release Parcel from the Mortgage encumbering the Note a principal payment equal to the Partial Release Payment for such Release Parcel, and the Partial Release Payment shall be applied to such Note.

5.3 Prepayments. Each Loan and Note shall be entitled to be prepaid in whole or in part at any time.

5.4 Application of Proceeds. Notwithstanding anything in the Loan Documents for such Loan to the contrary other than the provisions of paragraph 3.2 or 5.2 hereof pertaining to the application of Partial Release Payments, the amount of all payments or amounts received by Lender with respect to a Loan shall be applied to the extent applicable under the Loan Documents for such Loan: (a) first, to any past due payments of interest on such Loan and to accrued interest on such Loan through the date of such payment, including any default interest; (b) then, to any interest on delinquent interest, late fees, overdue risk assessments, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender under the Loan Documents for such Loan; and (c) last, the remaining balance, if any, to the unpaid principal balance of such Loan; provided, however, while an Event of Default or Incipient Default exists, each payment with respect to such Loan shall be applied to such amounts owed to Lender by the applicable Borrower in respect of when the payment was received as Lender in its discretion may determine. In calculating interest and applying payments as set forth above: (a) interest on a Loan shall be calculated and collected through the date payment is actually received by Lender; (b) interest on the outstanding balance of a Loan shall be charged during any grace period permitted under the Loan Documents for such Loan; (c) on each annual anniversary of the closing date of a Loan, all past due interest and other past due charges provided for under the Loan Documents for such Loan shall be added to the principal balance of such Loan; and (iv) to the extent that the Borrower under the Loan makes a payment or Lender receives any payment or proceeds of the Collateral for such Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other person or entity, then, to such extent, the applicable Loan Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the balance of such Loan as Lender, in its discretion, deems appropriate under the circumstances.

5.5 Borrower's Unconditional Obligation to Make Payments. Whether or not the proceeds from the Loan Collateral for a Loan shall be sufficient for that purpose, the Borrower under a Loan will pay when due all payments required to be made by it pursuant to any of the Loan Documents for the Loan, and such obligation to make such payments is absolute and unconditional.

VI.  BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

6.1 (a) Good Standing. Parent is and will remain, and will cause each Subsidiary which is a Borrower to be and remain, duly organized, validly existing and in good standing under the laws of their respective states of organization and qualified to do business and in good standing in each jurisdiction in which the location or nature of their respective properties or their respective businesses makes such qualification necessary. Parent has, and will cause each Subsidiary which is a Borrower to have, full authority to Perform their respective Obligations and to carry on their respective business and own their respective property.

     (b) Power and Authority; Enforceability. Parent has and will maintain, and will cause each Subsidiary which is a Borrower to have and maintain, full power and authority to grant the Security Interest, to execute and deliver the Loan Documents required of it in connection with the Loans; and to Perform their respective Obligations. All action necessary and required by the Articles of Organization of Parent and all applicable laws for the obtaining of the Credit Facility and for the execution and delivery of the Loan Documents which have been or will be executed and delivered by it in connection with the Credit Facility has been duly and effectively taken. The Loan Documents which have been or will be executed by any Bluegreen Entity are and shall be legal, valid, binding and enforceable against it and do not and will not constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which it is a party. No consent of any governmental agency or any other person not a party to such Document is or will be required as a condition to the execution, delivery or enforceability of any Documents required of it hereunder by or against Parent or any Subsidiary which is a Borrower.

6.2 (a) No Litigation. There is no action, litigation or other proceeding pending or, to Parent's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Parent, which might materially adversely affect the Collateral, the Performance of its Obligations, the business or financial condition of Parent, or the ability of Parent to Perform its Obligations. Parent will promptly notify Lender if any action, litigation or proceeding is pending or threatened against Parent or any Subsidiary which is a Borrower, which might materially, adversely affect the Collateral, the business or financial condition of Parent or any such Subsidiary, or the ability of Parent or any such Subsidiary to Perform its Obligations.

6.3 (a) Compliance with Laws. Parent has complied, and will comply and cause each Subsidiary which is a Borrower to comply, with all Legal Requirements where the failure to do so might materially, adversely affect the Collateral, the business or financial condition of Parent or any such Subsidiary, or the ability of Parent or any such Subsidiary to Perform its Obligations.

6.4 (a) Restrictions on Transfers, Liens and Change of Control . Unless expressly permitted in this Agreement or in any of the Security Documents, without the prior written consent of Lender, Parent will not, and will not permit any Subsidiary which is a Borrower, to do any of the following: (a) except for sales and transfers of damaged, obsolete or worn-out items of tangible Personal Property or other non-material items of tangible Personal Property in accordance with the terms of the Security Documents, sell, convey, pledge, hypothecate, encumber or otherwise transfer any Collateral; (b) permit or suffer to exist any liens, security interests or other encumbrances on any Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (c) permit or suffer the sale, lease, transfer or disposal of all or substantially all of their respective assets to another entity; or (d) only in the case of a Subsidiary, permit or suffer to exist any transfer of ownership interests in or control of such entity.

6.5 (a) Insurance. Parent will pay the cost of, will maintain, or cause to be maintained, and will deliver or cause to be delivered to Lender evidence of insurance policies required by Lender, and written by insurers and in amounts and on forms satisfactory to Lender.

6.6 (a) No Misrepresentations. The Documents and all certificates, financial statements and written materials furnished to Lender by or on behalf of Parent or any Subsidiary which is a Borrower in connection with the Credit Facility do not and will not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Collateral, the business or financial condition of Parent or any Subsidiary which is a Borrower, or the ability of Parent or any such Subsidiary to perform its Obligations.

     (b) Reliance. Lender's examination, inspection or receipt of information pertaining to Parent, any Subsidiary which is a Borrower, or the Collateral shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in the Documents.

6.7 (a) Financial Information. Parent will furnish or cause to be furnished to Lender, within one hundred twenty (120) days after the end of each fiscal year of Parent, a copy of the current annual consolidated financial statements of Parent; and will furnish to Lender, within forty-five (45) days after the end of each interim quarterly fiscal period of Parent, a copy of the current consolidated financial statements of Parent for the period commencing with the first day of the fiscal year and concluding with such quarter end. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements required pursuant to this paragraph shall be certified by the chief financial officer of Parent. Annual statements shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Lender acknowledges that, as of the date hereof, the firm of Ernst & Young is acceptable to it. Together with such financial statements, Parent will deliver to Lender a certificate signed by Parent's chief financial officer stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Parent and any pertinent Subsidiary proposes to take with respect to it.

     (b) Right to Inspect. Parent will permit, and will cause each Subsidiary which is a Borrower to permit, Lender and its representatives at all reasonable times to inspect, audit and copy, as appropriate, the Collateral, and their respective records.

     (c) Additional Information. Parent will make available, and will cause each Subsidiary which is a Borrower to make available, to Lender such further information as Lender may from time to time reasonably request.

6.8  Subordination of Indebtedness.

     (a) All obligations of Parent to Lender are intended to, and do, constitute "Senior Indebtedness" as such term is defined in and for purposes of the Indenture dated as of May 15, 1987 ("Indenture") between Parent and Shawmut Bank, N.A., as trustee, pursuant to which the Borrower's eight and one-quarter percent (8 1/4%) Convertible Subordinated Debentures due 2012 ("Debentures") were issued, and will be entitled to all the benefits associated with being "Senior Indebtedness" under the Indenture, including, without limitation, ranking senior to the Debentures.

     (b) Parent will cause each Borrower which is a Subsidiary to cause any and all indebtedness owing by such Subsidiary to its shareholders, directors or officers, Parent, or the Affiliates of such Borrower or the foregoing and all liens, security interests and other charges on the assets of such Borrower in respect of such indebtedness, including, without limitation, the Collateral, to be fully subordinated in all aspects to the Obligations of such Borrower pursuant to written agreements satisfactory to Lender; provided, however, that such subordination shall not extend to reasonable salaries and fees at normal and customary rates for services actually rendered or, if neither an Event of Default nor an Incipient Default is outstanding, to payments or distributions of any kind to Parent. Any such creditor shall execute a subordination agreement in form and substance satisfactory to Lender.

6.9 No Default for Third Party Obligations. Parent is not in default under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing involving an obligation in excess of the Threshold Amount to make a payment of principal or interest or to repurchase receivables or any other material default by Parent permitting the acceleration of the payment or repurchase obligations of Parent, which payment or repurchase obligations entitled to be accelerated are in excess of the Threshold Amount in the aggregate. Parent is not in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

6.10 Net Worth Maintenance. Parent will at all times maintain an Adjusted Tangible Net Worth, determined in accordance with generally accepted accounting principles, in an amount not less than Eighty-Five Million Dollars ($85,000,000). As used herein, the term "Adjusted Tangible Net Worth" shall mean net worth less goodwill, determined in accordance with generally accepted accounting principles, consistently applied, plus the principal balance outstanding under the Indenture and other debt subordinated to the Obligations pursuant to agreements satisfactory to Lender (collectively, "Subordinated Debt").

6.11 Intentionally Left Blank.

6.12 Adjusted Leverage Ratio. Parent will not permit the ratio of its Adjusted Total Liabilities to Adjusted Tangible Net Worth at any time to be greater than 3.0 to 1.0. As used herein, the term "Total Liabilities" shall mean the aggregate of Parent's current liabilities and non-current liabilities; and the term "Adjusted Total Liabilities" shall mean Total Liabilities less Subordinated Debt.

6.13 Limitation on Marketing and G&A Expenses. Parent will not incur, and will not permit any consolidated subsidiary to incur, combined selling, general and administrative expenses that exceed sixty percent (60%) of net sales of the real estate owned by them and time-share interests created from such real estate, calculated as of the end of each calendar quarter on a twelve (12) month rolling basis. As used herein, the term "selling, general and administrative expenses" shall mean selling, general and administrative expenses properly allocable to real estate calculated in accordance with generally accepted accounting principles, consistently applied as previously reflected in the financial statements of Parent provided to Lender.

6.14 Payment of Taxes. Parent has filed or will file and cause each Subsidiary which is a Borrower to file all tax returns required to be filed by such entity, and Parent has paid or will pay and will cause each Subsidiary which is a Borrower to pay all taxes, assessments, levies and penalties, if any, required to be paid by such entity, to any governmental or quasi-governmental authority or subdivision, including real estate taxes and assessments relating to the Collateral, unless and only to the extent the item shall be contested in good faith and by appropriate proceedings by such entity, such entity shall set aside and cause on its books adequate reserves with respect to the contested item and, in connection with any tax assessment, levy or penalty levied against the Collateral, the entity granting the Security Interest in such Collateral shall comply with the terms of Security Documents pertaining to such contest.

6.15 Credit Facility Fees and Expenses. Lender acknowledges that all fees required to be paid to Lender in connection with the Credit Facility prior to the date of its execution hereof have been paid. In addition to such fees paid prior to the date hereof, Parent will pay to Lender on April 1, 2000, a fee equal to one percent (1%) of the excess of (a) Twenty Million Dollars ($20,000,000) over (b) the aggregate principal amount of Advances made during the twelve (12) month period ending on March 31, 2000. Borrower will also pay to Lender on April 1, 2001 and April 1, 2002, a fee equal to one and one-half percent (1-1/2%) of the excess of (a) Twenty Million Dollars ($20,000,000) over (b) the average daily outstanding principal balance of the Credit Facility for the twelve (12) month period ending on the preceding day (i.e. March 31). For purposes hereof, the daily principal balance of a Loan shall be determined in the same manner as Lender determines the daily principal balance for purposes of computing interest accrued on the Loan. Parent will also pay on demand any and all reasonable costs and expenses incurred by Lender in connection with the initiation, documentation, closing and modification of the Credit Facility and the Loans, the making of Advances, the administration of the Loans, the full or partial release of the Collateral, the protection of the Collateral, and the enforcement of the Obligations, including, without limitation: all reasonable attorneys' and other professionals' fees and charges (including, without limitation, normal charges for photocopy, telecopy and computer services); the costs of credit reports and UCC, lien, litigation, judgment and bankruptcy searches, and revenue, documentary stamp and intangible taxes; and Parent will cause each Subsidiary which is a Borrower to pay such of those costs and expenses incurred in connection with any and all Loans made to such Subsidiary. Without limiting the generality of the foregoing, if a bankruptcy proceeding is commenced by or against a Borrower or otherwise involving any Collateral for the Obligations of a Borrower, Lender shall, to the extent not already provided for herein, be entitled to recover, and such Borrower and, if it is not the Borrower, Parent shall be obligated to pay, Lender's reasonable attorneys' fees incurred in connection with: (i) any determination of the applicability of the bankruptcy laws to the terms of this Agreement and the other Documents executed by the Borrower or, if it is not the Borrower, by Parent or to Lender's rights thereunder; (ii) any attempt by Lender to enforce or preserve its rights under the bankruptcy laws or to prevent Borrower or any other person from seeking to deny Lender its rights thereunder; (iii) any effort by Lender to protect, preserve or enforce its rights against any Collateral for the Obligations of such Borrower or seeking authority to modify the automatic stay of 11 U.S.C. Section 362 or otherwise seeking to engage in such protection, preservation or enforcement; or (iv) any proceeding(s) arising under the bankruptcy laws or arising in or related to a case under bankruptcy laws.

6.16 Indemnification. Parent will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against, except to the extent arising from the indemnitee's gross negligence or willful misconduct, any and all losses, costs, expenses (including, without limitation, court costs and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (a) any of the Collateral, the terms of the Documents or the transactions related thereto, or any act or omission of Parent or any Subsidiary which is a Borrower or their respective employees or agents, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party engaged by Parent or any Subsidiary which is a Borrower in connection with the Credit Facility. On written request by a person or other entity covered by the above agreement of indemnity, Parent will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this paragraph 6.16. At Lender's option, Lender may prosecute or defend any action involving the priority, validity or enforceability of the Security Interests at the expense of Parent and the Borrower granting the Security Interests.

6.17 Perfection of Security Interests. Parent will execute or cause to be executed all documents, and do or cause to be done all acts, reasonably necessary for Lender to perfect and to continue the perfection of Security Interests or otherwise to effect the intent and purposes of the Documents.

6.18 Survival and Additional Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Article VI are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

VII. DEFAULT.

7.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an Event of Default under the Documents:

     (a) failure of Lender to receive within five (5) Business Days of the date when due and payable (i) any amount payable under a Note or (ii) any other payment due from Parent or any Subsidiary which is a Borrower, except for the payment due at the Maturity Date of a Note for which no grace period is allowed;

     (b) any representation or warranty which is made by a person other than Lender and is contained in the Documents or in any certificate furnished to Lender under the Documents by or on behalf of Parent or any Subsidiary which is a Borrower proves to be, in any material, adverse respect, false or misleading as of the date deemed made;

     (c) a default in the Performance of the Obligations set forth in paragraph 6.4(a), 6.4(c), 6.4(d), 6.5, 6.8, 6.10, 6.12 or 6.13;

     (d) a default by Parent or any Subsidiary which is a Borrower in the Performance of its Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied (i) for a period of five (5) Business Days after notice of such default or violation given by Lender to such Borrower in the case of a default under or violation of paragraph 6.4(b) or any other default or violation which can be cured by the payment of money alone or (ii) for a period of thirty (30) days after notice to such Borrower in the case of any other default or violation;

     (e) an "Event of Default", as defined elsewhere in any of the Documents;

     (f) any default by Parent or any Subsidiary which is a Borrower under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing involving an obligation in excess of the applicable Threshold Amount to make a payment of principal or interest or to repurchase receivables or any other material default by such entity under any such agreement permitting the acceleration of their payment or repurchase obligations, which accelerated repayment or repurchase obligations are in the aggregate in excess of the Threshold Amount applicable to such entity;

     (g) any final, non-appealable judgment, decree or award for money damages or for a fine or penalty against Parent or any Subsidiary which is a Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) against such entity that have remained unpaid and undischarged or stayed for such period is in excess of the applicable Threshold Amount;

     (h) subject to any provisions of the Security Documents permitting the contest of such liens or security interests, any party holding a lien or security interest in any of the Collateral commences foreclosure or similar sale thereof;

     (i) Parent or any Subsidiary which is a Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself, any of the Collateral or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii) take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against Parent or any Subsidiary which is a Borrower or a custodian is appointed for any of the Collateral or any substantial part of the property of Parent or any Subsidiary which is a Borrower, and such proceeding is not dismissed and appointment vacated within ninety (90) days thereafter;

     (j) a material, adverse change in the Collateral or the business or financial condition of Parent or any Subsidiary which is a Borrower, which change is not enumerated in this paragraph 7.1 as the result of which Lender in good faith deems the prospect of Performance of the Obligations of such entity materially impaired or the Collateral materially imperiled;

     (k) failure of Lender to receive, within twenty (20) days of the date Parent or any Subsidiary which is a Borrower knows or should have known of such change, notice of any material, adverse change in any representations or warranties in the Documents or otherwise made in connection with the Credit Facility; or

     (l) at any time prior to Completion of the Work related to a Development Loan under which it is a Borrower, Parent or any Subsidiary (i) abandons the Work or (ii) delays construction or suffers construction to be delayed for any period of time, for any reason whatsoever not covered by item (i) of this paragraph 7.1(l) so that Completion of the Work cannot be accomplished in the ordinary course of construction, in the reasonable judgment of Lender, on or before the Required Completion Date.

7.2 Remedies. At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

     (a) cease to make further Advances;

     (b) declare the Notes, or any of them, together with any applicable prepayment premium and all other sums owing to Lender by Parent and/or any Subsidiaries which are Borrowers in connection with the Documents, immediately due and payable without notice (including, without limitation, notice of acceleration or intention to accelerate), presentment, demand or protest;

     (c) apply the then balance of the Required Completion Assurance Deposits given to Lender by or on behalf of any Borrower to the satisfaction of the Obligations of such Borrower in such order and manner as Lender may determine;

     (d) with respect to any Work financed under a Development Loan, to the extent Completion of such Work has not occurred: (i) continue and/or cause Completion of the Work; (ii) take exclusive possession of the Property or any part thereof which is security for such Development Loan; (iii) expend such funds as Lender may deem appropriate, including the Required Completion Assurance Deposit(s) (if any) given to Lender by the Borrower under the Development Loan, any other funds held by Lender as security therefor and any sums which may remain unadvanced hereunder, to continue and/or cause Completion of such Work; (iv) demand and receive performances due under the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and Other Intangibles; (v) make such changes to the scope of such Work and to the related Principal Work-Related Items and other related Contracts, Licenses, Permits and Other Intangibles as may be necessary or desirable in Lender's judgment; (vi) file claims, institute enforcement actions and otherwise prosecute and defend all actions or proceedings relating to such Work, the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and other Intangibles as Lender may determine to be necessary or desirable; (vii) pay, settle or compromise all existing bills and claims which are or may be liens against any of the Property which is security for such Development Loan or as Lender may deem to be necessary or desirable in Lender's judgment for the continuance or Completion of such Work or the clearance of title, all without notice to Borrower; (viii) execute in the name of the Borrower under such Development Loan all applications, certificates, notices and other instruments and give all instructions and communications which may be required or permitted by the related Principal Work-Related Items and other related Contracts, Licenses, Permits and Other Intangibles as determined by Lender; (ix) cancel or surrender any of the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and Other Intangibles and enter into new contracts for the Completion of such Work and any changes to the scope of such Work; (x) do any and every act with respect to the Completion of such Work, the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and Other Intangibles which the Borrower under such Development Loan may do in its behalf; (xi) employ such contractors, subcontractors, suppliers, agents, attorneys, architects, accountants, appraisers, security guards and inspectors as Lender may in its judgment deem necessary or desirable to accomplish any of the above purposes; and (xii) receive, collect, open and read all mail of the Borrower under such Development Loan for the purpose of obtaining all items pertaining to such Work, the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and Other Intangibles; and

     (e) proceed to protect and enforce its rights and remedies under the Documents and to foreclose or otherwise realize upon the Collateral, or to exercise any other rights and remedies available to it at law, in equity or by statute.

7.3 Application of Proceeds During an Event of Default. Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash (including Required Completion Assurance Deposits) received and retained by Lender as part of the Collateral given by a Borrower may be applied to payment of the Obligations of such Borrower (and in the case of Parent, the Obligations of its Subsidiaries) in such order and manner as Lender may determine.

7.4 Lender's Right to Perform. Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all Obligations (including, without limitation, the Obligations to maintain insurance) agreed to be paid or performed in the Documents by Parent, any Subsidiary which is a Borrower, or any other person liable for the Performance of the Obligations if such person has failed to do so and either (a) an Event of Default exists or (b) Lender in good faith deems such action necessary to protect any of the Collateral or its value. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable to Lender upon demand by Parent and (if any) the Subsidiary failing to perform, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

7.5 Non-Exclusive Remedies. No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient. Without limiting the generality of the foregoing, Lender shall be entitled to seek specific performance of the Obligations of Parent and each Borrower under the Documents without the necessity to prove that irrepairable harm will occur without the granting of such remedy or that an adequate remedy does not exist at law.

VIII. CONSTRUCTION AND GENERAL TERMS.

8.1 Payment Location. All monies payable under the Documents shall be paid to Lender at its address set forth in paragraph 8.5 in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

8.2 Entire Agreement. The Documents executed from time to time shall exclusively and completely state the rights and obligations of Lender, Parent and Subsidiaries with respect to the Credit Facility. No modification, variation, termination, discharge, abandonment, or waiver of any of the terms or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.



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


8.3 Powers Coupled With an Interest. The powers and agency granted to Lender by Parent or any Subsidiary which is a Borrower are coupled with an interest and are irrevocable until the Obligations of such entity have been performed and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

8.4 Counterparts. Any Document may be executed simultaneously in any number of identical copies, each of which shall constitute an original for all purposes.
8.5 Notices. All notices, requests or demands required or permitted to be given under the Documents shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below or to such other telecopier number as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within twenty-four (24) hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.

            If to Lender:       FINOVA CAPITAL CORPORATION
                                7272 East Indian School Road, Suite 410
                                Scottsdale, Arizona 85251
                                Attn:  Vice President-Resort Finance
                                Telecopy: (480) 874-6444

                                with a copy to:

                                FINOVA CAPITAL CORPORATION
                                7272 East Indian School Road, Suite 410
                                Scottsdale, Arizona 85251
                                Attn:  Vice President-Associate General Counsel
                                Telecopy: (480) 874-6445

            If to Parent or     BLUEGREEN CORPORATION
            any Borrower:       460 Blue Lake Drive
                                Boca Raton, Florida  33431
                                Attention:  Patrick Rondeau, Esq.
                                Telecopy:  (561) 912-8299
                                (provided that notice to any Borrower
                                which is a Subsidiary shall be addressed to it c/o Parent)

8.6 Successors and Assigns. All the covenants of Parent and the Subsidiaries which are Borrowers and all the rights and remedies of the Lender contained in the Documents shall bind Parent and such Subsidiaries, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, their respective successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Neither Parent nor any Borrower may assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents. Furthermore, no Subsidiary shall be deemed be a third party beneficiary of Lender's obligations under this Agreement to make Loans; but after the initial Advance of a Loan to a Subsidiary, such Subsidiary, and not Parent, shall be deemed the real party in interest with respect to the enforcement against Lender of the terms and conditions of this Agreement and the other Loan Documents, excluding any Guaranty, for the Loan.



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


8.7 Severability. If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby. In lieu of each such enforceable provision, there shall be added automatically as a part of such Document a provision that is legal, valid, binding and enforceable and is as similar in terms to such unenforceable provision as may be possible.

8.8 Time of the Essence. Time is of the essence in the Performance of the Obligations.

8.9 Miscellaneous. All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein," "hereof," "hereto," hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

8.10 CHOICE OF LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE DOCUMENTS AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES, PROVIDED, HOWEVER, THAT THE INTERNAL LAWS OF THE STATE WHERE REAL PROPERTY IS LOCATED (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) SHALL GOVERN THE PROCEDURES CONTROLLING THE CREATION, PERFECTION AND FORECLOSURE OF THE LIEN, SECURITY INTERESTS, ASSIGNMENT AND OTHER CHARGES INTENDED TO BE CREATED THE SECURITY DOCUMENT ENCUMBERING SUCH REAL PROPERTY.

(b) CHOICE OF JURISDICTION AND VENUE. EACH OF PARENT AND LENDER: (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THE DOCUMENTS OR THE SUBJECT MATTER THEREOF (EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN THE SECURITY DOCUMENTS), AND, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT THE LENDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF PARENT AND LENDER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.



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



(c) WAIVER OF JURY TRIAL. LENDER AND PARENT ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES; AND, THEREFORE, THEY AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING.

(d) BORROWER CONSENTS AND WAIVERS. PARENT WILL CAUSE EACH SUBSIDIARY WHICH IS A BORROWER TO GRANT CONSENTS AND WAIVERS WHICH ARE APPLICABLE TO IT SUBSTANTIALLY IDENTICAL TO THOSE SET FORTH IN THIS PARAGRAPH 8.10.

(e) INDUCEMENT TO LENDER. ALL OF THE PROVISIONS SET FORTH IN THIS PARAGRAPH ARE MATERIAL INDUCEMENTS FOR LENDER'S EXTENDING THE CREDIT FACILITY TO PARENT AND MAKING ADVANCES TO BORROWERS.

                                            Parent's initials  ______ ]
                                            Lender's initials  ______ ]

8.11 Compliance Applicable Usury Law. It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

8.12 Attorneys' Fees. Without limitation of the generality of any other provision in the Documents, if Lender, Parent or any Subsidiary which is a Borrower shall commence litigation to enforce the Documents or otherwise related to the Credit Facility, the prevailing party shall be entitled to its reasonable attorneys' fees and costs, to be determined by a court and not by a jury.



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



8.13 NO PARTNERSHIP OR JOINT VENTURE. THE RELATIONSHIP OF EACH BORROWER AND LENDER WILL BE THAT OF DEBTOR AND CREDITOR. IT IS NOT THE INTENTION OF EITHER OF PARENT OR LENDER BY ANY DOCUMENT BEING EXECUTED IN CONNECTION WITH THE CREDIT FACILITY TO ESTABLISH A PARTNERSHIP BETWEEN ANY BORROWER AND LENDER, AND THE BORROWERS AND LENDER SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

8.14 Standards Applied to Lender's Action. Unless otherwise specifically stipulated elsewhere in the Documents, if a matter is left in the Documents to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option, election or discretion of Lender, its employees, Lender's counsel or any agent for or contractor of Lender, such action shall be deemed to be exercisable by Lender or such other person in its sole, absolute and unlimited discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by use of the words "if" or "may." However, whenever this Security Document contains the terms "reasonably satisfactory to Lender," "reasonably determined by Lender," "reasonably acceptable to Lender," "reasonable consent of Lender," "Lender shall reasonably elect," "Lender shall reasonably request," "reasonably approved by Lender" or similar terms wherein the word reasonable or a derivative thereof is used with regard to an action of Lender: (a) such terms shall mean satisfactory to, at the election of, determined by, acceptable to or requested by, as applicable, Lender in its sole (but reasonably exercised) discretion under standards applicable to commercial lenders under the laws of the State of Arizona; and (b) it is the intention of the parties to permit Lender a broad latitude in which to exercise its discretion, acknowledging that, while such discretion may not be exercised arbitrarily or capriciously, it may be exercised conservatively for Lender's protection and benefit. By way of illustration, and not of limitation, it shall not be unreasonable for Lender, in exercising its discretion, to make conservative assumptions regarding the possible outcome of future events.

8.15 Meaning of Subordination. Any subordinations required to be given under the Documents by third parties to Lender shall include the subordination of and the deferral of the right to receive payments on the subordinated obligations except to the extent expressly permitted in this Agreement; the remittances to Lender of all prohibited payments received by the third party; the subordination of all liens, security interests, assignments and other encumbrances and claims held by a third party on or against any of property of the person owing the indebtedness which is being subordinated, except for Permitted Encumbrances, to Lender's interest (whenever acquired) in such property; and an agreement on the part of the third party not to exercise any remedies against Borrower so long as all obligations under the Documents have not been fully satisfied.

8.16 Publicity. Lender routinely advertises the transactions to which it is a party in newspapers, industry periodicals, and other miscellaneous print and electronic literature. Borrower consents to such advertising and authorizes Lender to use Borrower's name, logo, insignia, descriptive art work, trade name, trademark, or other similar material, whether or not protected by copyright (or otherwise), in any such advertisement.

IX.  LENDER'S INSPECTOR.

9.1 Retention of Lender's Inspector. Lender may retain an architectural/engineering firm ("Lender's Inspector") to do the following in connection with Work being done in connection with Improvements being financed in whole or in part under a Development Loan: (a) until Completion of such Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage) with respect to such Work, review the related Principal Work-Related Items, the other related Contracts, Licenses, Permits and Other Intangibles and the budget proposed to be the Construction Budget for such Work and any changes to such items; (b) inspect the Real Property prior to commencement of such Work for purposes of determining the condition of the Real Property and any existing improvements; (c) until Completion of such Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage) with respect to such Work, make monthly inspections of the related Real Property and such Work (whether or not Development Loan proceeds are to be used to pay or reimburse Borrower for the costs of the portion of such Work which has been completed) so that Lender may monitor whether Borrower is in compliance with the terms and conditions of this Agreement, and certifying that each Work-Related Advance Request under the Development Loan is not in excess of the portion of such Work completed and the amount to which the Borrower under the Development Loan is entitled under the terms and conditions of this Agreement; and (d) provide evidence satisfactory to Lender prior to the funding of any Work-Related Advance under the Development Loan that (subject to completion thereof as part of such Work as contemplated by this Agreement), all necessary street, easements and utilities are available to the boundary of the Real Property and that the respective lines and treatment or generator plants are of adequate capacity and size for the intended use of the related Property. Furthermore, Lender may require an inspection by Lender's Inspector of Work which is being done in connection with Improvements being financed under a Development Loan: (a) prior to each Work-Related Advance under the Development Loan; (b) at least once each month during the course of Completion of such Work; (c) upon Substantial Completion of such Work; (d) upon Completion of such Work; and (e) until Completion of such Work and the making of the last Work-Related Advance (including the disbursement of the related Basic Retainage and Additional Retainage) with respect to such Work, at such other times as Lender may, in its judgment, deem necessary due to actual or suspected non-compliance with the related Plans and Specifications, the related Construction Contract(s), the Loan Documents for the Loan, applicable Legal Requirements, engineering or construction principles or commonly accepted safety standards, or failure of the Borrower under the Loan to satisfy the requirements of the Documents. Any Work which is completed and funded from sources other than a Development Loan Advance shall be subject to inspection by and the approval of Lender's Inspector.

9.2 No Duty of Lender to Supervise, Etc. Lender shall have no duty to supervise or to review and inspect, in connection with any Work, any of the related Principal Work-Related Items, any of the other related Contracts, Licenses, Permits and Other Intangibles, any budget proposed to be a Construction Budget for such Work, any books and records pertaining thereto or any changes to such items or the construction of such Work. Any inspection made by Lender shall be for the sole purpose of determining whether the Obligations are being Performed and preserving Lender's rights under these Documents. If Lender, or Lender's Inspector acting on behalf of Lender, should review or inspect any Principal Work-Related Item, any of the other Contracts, Licenses, Permits and Other Intangibles, any Construction Budget, any books and records pertaining thereto or any changes to such items or the construction of any Work, Lender and Lender's Inspector shall have no liability or obligation to Parent, any Subsidiary which is a Borrower, Borrower or any third person arising out of such inspection; and neither any Parent, any Subsidiary which is a Borrower nor any third person shall be entitled to rely upon any such inspection or review. Inspection not followed by notice of an Event of Default shall not constitute (a) waiver of any Event of Default then existing; (b) an acknowledgment or representation by Lender or Lender's Inspector that there has been or will be compliance with any Principal Work-Related Item, any of the other Contracts, Licenses, Permits and Other Intangibles, any Construction Budget, Legal Requirements, sound construction, engineering or architectural principles or commonly accepted safety standards, or that the construction is lien free or free from defective materials or workmanship; or (c) a waiver of Lender's right thereafter to insist that Completion of the Work being financed in whole or in part under a Development Loan occur in accordance with the related Principal Work-Related Items, the other related Contracts, Licenses, Permits and Other Intangibles, the related Construction Budget, the Documents, Legal Requirements, sound construction, engineering or architectural principles or commonly-accepted safety standards and free from defective materials and workmanship. Lender and Lender's Inspector owe no duty of care to any Borrower under a Development Loan or any third person to protect against, or inform such Borrower or any third person of, the existence of negligence, faulty, inadequate or defective design or construction of the Work being financed in whole or in part under such Development Loan. Without limiting the generality of the foregoing, Lender will deliver or cause to be delivered to Borrower, within a reasonable time after their delivery to Lender, copies of any written reports of Lender's Inspector.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective name, personally or by their duly authorized representatives as of the date above written.

         PARENT:                    BLUEGREEN CORPORATION, a
                                    Massachusetts corporation



                                    By: /s/ PATRICK E. RONDEAU
                                       ---------------------------------
                                    Type/Print Name: Patrick E. Rondeau
                                    Title: Sr. Vice President


         LENDER:                    FINOVA CAPITAL CORPORATION, a
                                    Delaware corporation



                                    By: /s/  SUSAN BABBITT
                                       ---------------------------------
                                    Type/Print Name: Susan Babbitt
                                    Title: Vice President